                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                               October 23, 1996
               Date of Report (Date of Earliest Event Reported)


                             EAC Industries, Inc.
            (Exact Name of Registrant as Specified in its Charter)



                                                      New York
                                (State or Other Jurisdiction of Incorporation)


              2-27487                                 21-0702336
     (Commission File Number)             (I.R.S. Employer Identification No.)



                    22 Blackstone Avenue, Branford, CT 06405
                     (Address of Principal Executive Office)



                                  203-315-8020
              (Registrant's Telephone Number, Including Area Code)



                    282 Prospect Street, New Haven, CT 06511
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

         On October 23, 1996, EAC Industries, Inc. ("EAC") announced that it had completed the acquisition of all of the outstanding shares of Athena Packaging, Inc. pursuant to the letter of intent dated July 5, 1996.

         Athena is a manufacturer and marketer of high quality roll to roll and sheet fed graphics, including printed, embossed, laminated and hot stamped labels, wraps, seals and decals for the premium cosmetic, pharmaceutical and health and beauty aids industries.

         Although terms of the acquisition were not disclosed, Athena's sales revenue are expected to provide approximately 15% of EAC's total revenues over the next year.


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Date: November 4, 1996            EAC Industries, Inc.



                                           By \s\ Peter B. Fritzsche
                                              ---------------------------------
                                           Peter B. Fritzsche
                                           Chairman, President and
                                              Chief Executive Officer